                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2001 (June 1, 2001)

                            AMERICAN HEALTHWAYS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                    000-19364               62-1117144
(State or other jurisdiction of      (Commission           (I.R.S. employer
incorporation or organization)       File Number)          identification no.)

           3841 GREEN HILLS VILLAGE DRIVE
                NASHVILLE, TENNESSEE                            37215
      (Address of principal executive offices)               (Zip code)

                                 (615) 665-1122
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         This Form 8-K/A (Amendment No. 2) includes the following financial information required to be filed pursuant to Item 7 (Financial Statements, Pro Forma Information and Exhibits) of the Registrant's Current Report on Form 8-K dated June 6, 2001 and as amended on Form 8-K/A (Amendment No. 1) dated August 15, 2001. This amendment includes changes in the unaudited pro forma information previously presented on Form 8-K/A (Amendment No. 1).

(a)      Financial Statements of Businesses Acquired:

         1.       Independent Auditors' Report.

         2. Balance Sheets of CareSteps.com, Inc. as of August 31, 2000 and May 31, 2001 (unaudited).

         3. Statements of Operations of CareSteps.com, Inc. for the period from December 7, 1999 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         4. Statement of Changes in Stockholders' Equity of CareSteps.com, Inc. for the period from December 7, 1999 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         5. Statements of Cash Flows of CareSteps.com, Inc. for the period from December 7, 1999 (date of incorporation) to August 31, 2000, and for the nine months ended May 31, 2001 (unaudited).

         6.       Notes to Financial Statements.

(b)      Pro Forma Information:

         1. Unaudited pro forma combined balance sheet of American Healthways, Inc. as of May 31, 2001 and statements of operations for the year ended August 31, 2000 and the nine months ended May 31, 2001.

         2. Notes to unaudited pro forma combined balance sheet and statements of earnings.

(c)      Exhibits:

         23.1     Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
CareSteps.com, Inc.
Nashville, Tennessee

We have audited the accompanying balance sheet of CareSteps.com, Inc. (the "Company"), as of August 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period from December 7, 1999 (date of incorporation) to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of CareSteps.com, Inc. as of August 31, 2000, and the results of its operations and its cash flows for the period from December 7, 1999 (date of incorporation) to August 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee
July 27, 2001

                               CARESTEPS.COM, INC.
                                 BALANCE SHEETS

                                                                       AUGUST 31,       MAY 31,
                                                                          2000           2001
                                                                       -----------    -----------
                                                                                      (UNAUDITED)

ASSETS

Current assets:
     Cash and cash equivalents ....................................    $ 1,731,288    $ 1,310,710
     Accounts receivable, net .....................................             --         69,737
     Other current assets .........................................             --         10,032
                                                                       -----------    -----------

              Total current assets ................................      1,731,288      1,390,479

Property and equipment, net (note 2) ..............................         32,247         50,689
                                                                       -----------    -----------


              Total assets ........................................    $ 1,763,535    $ 1,441,168
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable .............................................    $    89,527    $   117,835
     Accrued salaries and benefits ................................         25,520         83,577
                                                                       -----------    -----------

              Total current liabilities ...........................        115,047        201,412
                                                                       -----------    -----------

Commitments and contingencies (note 4)

Stockholders' equity (note 3):
     Preferred stock, $.001 par value, 5,000,000 shares authorized,
        100 shares outstanding ....................................              1              1
     Common stock, $.001 par value, 20,000,000 shares authorized,
        15,028,008 and 16,239,372 (unaudited) shares
        outstanding, respectively .................................          7,140          8,351
     Additional paid-in capital ...................................      2,368,109      3,392,528
     Retained earnings (deficit) ..................................       (726,762)    (2,161,124)
                                                                       -----------    -----------

              Total stockholders' equity ..........................      1,648,488      1,239,756
                                                                       -----------    -----------

              Total liabilities and stockholders' equity ..........    $ 1,763,535    $ 1,441,168
                                                                       ===========    ===========

See accompanying notes to the financial statements.

                               CARESTEPS.COM, INC.
                            STATEMENTS OF OPERATIONS

                                                 PERIOD FROM
                                               DECEMBER 7, 1999        NINE MONTHS
                                            (DATE OF INCORPORATION)      ENDED
                                                 TO AUGUST 31,           MAY 31,
                                                     2000                 2001
                                            -----------------------   ------------
                                                                      (UNAUDITED)

Revenues ...............................          $       --          $    409,793

Operating expenses:
     Salaries and benefits .............              96,483               920,133
     Consulting fees ...................             388,836                74,215
     Technology support ................             120,406               307,118
     Marketing .........................              90,196               126,493
     Other operating expenses ..........              60,912               458,705
     Depreciation and amortization .....                 511                 6,409
                                                  ----------          ------------

         Total operating expenses ......             757,344             1,893,073
                                                  ----------          ------------

         Loss from operations ..........            (757,344)           (1,483,280)

Interest income ........................              30,582                48,918
                                                  ----------          ------------

Net loss ...............................          $ (726,762)         $ (1,434,362)
                                                  ==========          ============

See accompanying notes to the financial statements.

                               CARESTEPS.COM, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                            ADDITIONAL      RETAINED
                                     PREFERRED    COMMON     PAID-IN        EARNINGS
                                       STOCK      STOCK      CAPITAL        (DEFICIT)        TOTAL
                                     ---------    ------    ----------    ------------    ------------

Balance, December 7, 1999
  (date of incorporation) .......        $-       $3,000    $       --    $         --    $      3,000

Issuance of common stock,
   net of issuance costs ........         1        4,140     2,368,109              --       2,372,250

Net loss ........................         -           --            --        (726,762)       (726,762)
                                         --       ------    ----------    ------------    ------------

Balance, August 31, 2000 ........         1        7,140     2,368,109        (726,762)      1,648,488

Issuance of common stock ........         -        1,211     1,023,789              --       1,025,000

Capital contribution ............         -           --           630              --             630

Net loss ........................         -           --            --      (1,434,362)     (1,434,362)
                                         --       ------    ----------    ------------    ------------

Balance, May 31, 2001 (unaudited)        $1       $8,351    $3,392,528    $ (2,161,124)   $  1,239,756
                                         ==       ======    ==========    ============    ============

See accompanying notes to the financial statements.

                               CARESTEPS.COM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                     PERIOD FROM
                                                                   DECEMBER 7, 1999         NINE MONTHS
                                                                (DATE OF INCORPORATION)        ENDED
                                                                     TO AUGUST 31,             MAY 31,
                                                                          2000                  2001
                                                                -----------------------     ------------
                                                                                            (UNAUDITED)

Cash flows from operating activities:
   Net loss ................................................          $   (726,762)         $ (1,434,362)
    Depreciation and amortization ..........................                   511                 6,409
    Increase in accounts receivable ........................                    --               (69,737)
    Increase in other current assets .......................                    --               (10,032)
    Increase in accounts payable ...........................                89,527                28,308
    Increase in accrued salaries and benefits ..............                25,520                58,057
                                                                      ------------          ------------

      Net cash flows used in operating activities ..........              (611,204)           (1,421,357)
                                                                      ------------          ------------

Cash flows from investing activities:
    Purchase of property and equipment .....................               (32,758)              (24,851)
                                                                      ------------          ------------

      Net cash flows used in investing activities ..........               (32,758)              (24,851)
                                                                      ------------          ------------

Cash flows from financing activities:
    Proceeds from issuance of common stock .................             2,375,250             1,025,000
    Capital contributions ..................................                    --                   630
                                                                      ------------          ------------

      Net cash flows provided by financing activities ......             2,375,250             1,025,630
                                                                      ------------          ------------

Net increase (decrease) in cash and cash equivalents .......             1,731,288              (420,578)

Cash and cash equivalents, beginning of period .............                    --             1,731,288
                                                                      ------------          ------------

Cash and cash equivalents, end of period ...................          $  1,731,288          $  1,317,710
                                                                      ============          ============

See accompanying notes to the financial statements.

                               CARESTEPS.COM, INC.
                          NOTES TO FINANCIAL STATEMENTS
     PERIOD FROM DECEMBER 7, 1999 (DATE OF INCORPORATION) TO AUGUST 31, 2000
                 AND NINE MONTHS ENDED MAY 31, 2001 (UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION AND NATURE OF OPERATIONS

         CareSteps.com, Inc. (the "Company") through the development and of use medical software applications provides care management services to payors, providers and purchasers of healthcare services.

B. BASIS OF PRESENTATION

         The accompanying financial statements have been prepared under the accrual basis of accounting.

C. REVENUE RECOGNITION

         Revenues under the Company's contracts with employers and health plans are recognized as the underlying services are provided.

D. CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist principally of demand deposits at banks and other highly liquid short-term investments with original maturities of less than three months.

E. PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation for equipment and furniture and fixtures is recognized over useful lives of five to fifteen years.

F. MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

G. RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board Issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company adopted this pronouncement on September 1, 2000, which had no impact on the Company's financial statements.

H. UNAUDITED INTERIM INFORMATION

         The unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of the financial position and results of operations of the Company. The results of operations the nine months ended May 31, 2001 are not necessarily indicative of the results that may be expected for a full year.

(2) PROPERTY AND EQUIPMENT

         Property and equipment at August 31, 2000 and May 31, 2001 are as follows:

                                                 AUGUST 31,          MAY 31,
                                                    2000              2001
                                                 ----------         --------
                                                                   (UNAUDITED)

Office equipment .......................          $ 29,839          $ 53,162
Furniture and fixtures .................             2,919             4,447
                                                  --------          --------

         Total cost ....................            32,758            57,609

Accumulated depreciation ...............              (511)           (6,920)
                                                  --------          --------

         Property and equipment, net ...          $ 32,247          $ 50,689
                                                  ========          ========

(3) STOCKHOLDERS' EQUITY

         In April 2000, the Company issued 2,515,508 shares of common stock valued at $0.846 per share to private investors resulting in proceeds of $2,028,500 (net of issuance costs of $100,000). Preceding the completion of the offering and pursuant to the terms of a funding agreement and a consulting agreement with Springboard L.P., the Company issued 100 shares of Series A Preferred Stock and 1,625,000 shares of common stock. Based on the terms of these agreements, management attributed 406,250 of the common shares issued as payment for consulting services and accordingly recorded consulting expense of $343,750 with a corresponding increase to additional paid-in capital.

(4) LEASES

         The Company operates under facilities and office equipment leases that expire between August 2001 and August 2003. Future minimum lease payments at August 31, 2000 are as follows:

         YEAR ENDING
          AUGUST 31,
         -----------

             2001 ................     $37,383
             2002 ................       2,230
             2003 ................       2,230
                                       -------

                        Total ....     $41,843
                                       =======

         The Company incurred rent expense for the period from December 7, 1999 (date of incorporation) to August 31, 2000, and the nine months ended May 31, 2001 (unaudited) of $4,915 and $33,509, respectively.

(5) SUBSEQUENT EVENTS

         In December 2000, the Company completed an offering of 1,181,818 shares of common stock valued at $0.846 per share to American Healthways, Inc. resulting in proceeds of $1,000,000. The Company also issued 29,546 shares of common stock valued at $0.846 to a third party in exchange for certain marketing and advertising services and recorded a corresponding expense of $25,000.

         Effective June 1, 2001, under the terms of an agreement and plan of merger, American Healthways, Inc. acquired the 93% interest that it did not already own of the Company's outstanding common stock in exchange for 627,106 shares of American Healthways, Inc. common stock valued at approximately $13,884,000. Certain stockholders of the Company also received an additional 11,905 shares of American Healthways, Inc. common stock valued at approximately $251,000 in connection with entering into covenants not to compete. In order to complete this transaction the Company, under existing stockholder agreements, was required to make cash payments to certain investors totaling $1,081,668.

                            AMERICAN HEALTHWAYS, INC.
    UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION BASIS OF PRESENTATION

           The unaudited pro forma combined statements of operations of American Healthways, Inc. for the year ended August 31, 2000 and nine months ended May 31, 2001, are presented to show the effects of the acquisition of CareSteps.com, Inc. ("CareSteps") as if it had occurred on September 1, 1999. The unaudited pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways as if the acquisition had occurred as of May 31, 2001. The pro forma information is based on the historical financial statements of American Healthways and CareSteps, giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial information. The allocation of the purchase price is preliminary, but management does not believe it will change materially.

         The unaudited pro forma financial information does not purport to represent what American Healthways' results of operations would actually have been had the transactions in fact occurred on the dates indicated above, nor to project American Healthways' financial position or results of operations for any future date or period. In the opinion of American Healthways' management, all adjustments necessary for a fair presentation have been made. This unaudited pro forma financial information should be read in conjunction with the accompanying notes and the consolidated financial statements of American Healthways, Inc. and the related notes included in American Healthways' 2000 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended May 31, 2001.

                            AMERICAN HEALTHWAYS, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  MAY 31, 2001
                      (All amounts expressed in thousands)

                                                                                                         PRO-FORMA
                                                                                           PRO-FORMA     COMBINED
                                                             HISTORICAL     CARESTEPS     ADJUSTMENTS     TOTALS
                                                             ----------     ---------     -----------    ---------

Current Assets:
   Cash and cash equivalents ...........................      $  9,064      $  1,311           (841)(1)  $  8,452
                                                                                             (1,082)(3)
   Accounts receivable, net ............................         5,162            70             --         5,232
   Other current assets ................................         2,016            10             --         2,026
   Deferred tax assets .................................           724            --             --           724
                                                              --------      --------       --------      --------

    Total current assets ...............................        16,966         1,391         (1,923)       16,434

Property and equipment, net ............................        13,582            51             --        13,633
Long-term deferred tax assets ..........................         2,132            --            600 (1)     2,732
Other assets ...........................................         1,500            --         (1,000)(1)       500
Intangible assets, net .................................        10,414            --         15,218 (1)    25,632
                                                              --------      --------       --------      --------

     Total assets ......................................      $ 44,594      $  1,442       $ 12,895      $ 58,931
                                                              ========      ========       ========      ========

Current Liabilities:
   Accounts payable ....................................      $  1,806      $    118       $     --      $  1,924
   Accrued salaries and benefits .......................         4,001            84             --         4,085
   Accrued liabilities .................................         1,319            --             --         1,319
   Income taxes payable ................................             1            --             --             1
   Current portion of other
    long-term liabilities ..............................           380            --             --           380
                                                              --------      --------       --------      --------

     Total current liabilities .........................         7,507           202             --         7,709

Other long-term liabilities ............................         3,253            --             --         3,253

Stockholders' equity:
   Preferred stock .....................................            --            --             --            --
   Common stock ........................................             9             8             (8)(2)        10
                                                                                                  1 (1)
   Additional paid-in capital ..........................        25,340         3,393         (2,311)(2)    39,474
                                                                                             14,134 (1)
                                                                                             (1,082)(3)
   Retained earnings ...................................         8,485        (2,161)         2,161 (2)     8,485
                                                              --------      --------       --------      --------

     Total stockholders' equity ........................        33,834         1,240         12,895        47,969
                                                              --------      --------       --------      --------

     Total liabilities and stockholders' equity ........      $ 44,594      $  1,442       $ 12,895      $ 58,931
                                                              ========      ========       ========      ========

                            AMERICAN HEALTHWAYS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED AUGUST 31, 2000
           (All amounts expressed in thousands, except per share data)

                                                                                                      PRO-FORMA
                                                                                       PRO-FORMA      COMBINED
                                                             HISTORICAL   CARESTEPS   ADJUSTMENTS      TOTALS
                                                             ----------   ---------   -----------     ---------

Revenues ...............................................      $ 53,030      $   --      $     --      $ 53,030

Expenses:
   Salaries and benefits ...............................        34,975          96            --        35,071
   Other operating expenses ............................        13,786         660            --        14,446
   Depreciation and amortization .......................         3,621           1           985(4)      4,607
   Interest expense (income) ...........................            22         (31)           --            (9)
                                                              --------      ------      --------      --------

       Total expenses ..................................        52,404         726           985        54,115
                                                              --------      ------      --------      --------

Income (loss) before income taxes ......................           626        (726)         (985)       (1,085)

Income tax expense .....................................           478          --          (323)(5)       155
                                                              --------      ------      --------      --------

Net income (loss) ......................................      $    148      $ (726)     $   (662)     $ (1,240)
                                                              ========      ======      ========      ========

Basic income (loss) per share ..........................      $   0.02                                $  (0.14)
Diluted income (loss) per share ........................      $   0.02                                $  (0.14)

Weighted average common shares and equivalents:
     Basic .............................................         8,269                       639(6)      8,908
     Diluted ...........................................         8,635                       639(6)      9,274

                            AMERICAN HEALTHWAYS, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED MAY 31, 2001
           (All amounts expressed in thousands, except per share data)

                                                                                                      PRO-FORMA
                                                                                        PRO-FORMA     COMBINED
                                                             HISTORICAL     CARESTEPS  ADJUSTMENTS     TOTALS
                                                             ----------     ---------  -----------    ---------

Revenues ...............................................      $ 52,694      $    410      $   --      $ 53,104

Expenses:
   Salaries and benefits ...............................        31,420           920          --        32,340
   Other operating expenses ............................        13,533           967          --        14,500
   Depreciation and amortization .......................         3,888             6         640(4)      4,534
   Interest expense (income) ...........................            62           (49)         --            13
                                                              --------      --------      ------      --------

       Total expenses ..................................        48,903         1,844         640        51,387
                                                              --------      --------      ------      --------

Income (loss) before income taxes ......................         3,791        (1,434)       (640)        1,717

Income tax expense .....................................         1,649            --        (581)(5)     1,068
                                                              --------      --------      ------      --------

Net income (loss) ......................................      $  2,142      $ (1,434)     $  (59)     $    649
                                                              ========      ========      ======      ========

Basic income per share .................................      $   0.26                                $   0.07
Diluted income per share ...............................      $   0.24                                $   0.07

Weighted average common shares and equivalents:
     Basic .............................................         8,368                       639(6)      9,007
     Diluted ...........................................         9,065                       639(6)      9,704

                            AMERICAN HEALTHWAYS, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      (All amounts expressed in thousands)

         The accompanying pro forma combined balance sheet reflects the pro forma balance sheet of American Healthways, Inc. as if the acquisition of the outstanding common stock of CareSteps.com, Inc. had occurred as of May 31, 2001. The accompanying pro forma combined statements of operations reflect the pro forma results of American Healthways, Inc. as if the acquisition of CareSteps.com, Inc. had occurred on September 1, 1999.

PRO FORMA ADJUSTMENTS

1. To reclassify previous investment in unconsolidated subsidiary of $1,000 and reflect the allocation of the purchase price (consisting of common stock valued at $14,135 and payment of acquisition related costs of $841) as follows:

              Fair value of assets acquired                                $    158
              Deferred tax asset                                                600
              Intangible assets:
                  Non-compete agreements                                        374
                  Acquired technology                                           468
                  Customer contracts                                            132
                  Excess of cost over net assets of purchased companies      14,244
                                                                           --------
                         Total purchase price                              $ 15,976
                                                                           ========

2.       To eliminate equity of purchased company.

3. To reflect contractual payments to certain CareSteps.Com, Inc. investors immediately preceding the acquisition.

4. To reflect additional amortization of identifiable intangible assets and excess of cost over net assets of purchased companies using the straight-line method of amortization and the following estimated useful lives: non-compete agreements - three years; acquired technology - three years; customer contracts - one year and excess of cost over net assets of purchased companies - twenty-five years.

         In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the pooling-of-interest method is not longer allowed. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment on an annual basis. Identifiable intangible assets will continue to be amortized over their useful lives. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, American Healthways, Inc. may elect early adoption of this statement on September 1, 2001, the beginning of its 2002 fiscal year. American Healthways, Inc. is evaluating the impact of the adoption of these standards on previously existing intangible assets and on intangible assets generated from the acquisition of CareSteps.com, Inc. and has not yet determined the effect of adoption on its financial position and results of operations.

5. To record estimated federal and state income tax benefit at a combined rate of 38%, as a result of the decrease in pro forma combined earnings before income taxes due to the operating losses before taxes of CareSteps.com, Inc. and the amortization of non-compete agreements. The remaining amortization expense of identifiable intangible assets and excess of cost over net assets of purchased companies is not considered deductible for income tax purposes.

6.       To reflect weighted average shares for stock issued in acquisition.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                          AMERICAN HEALTHWAYS, INC.


Date: August 21, 2001     By: /s/ Henry D. Herr
                              --------------------------------------------------
                              HENRY D. HERR
                              Executive Vice President and
                                  Chief Financial Officer
                              (Principal Financial and Duly Authorized Officer)

EXHIBIT INDEX

No.         Exhibit
---         -------
23.1        Consent of Independent Auditors